HOLLYER BRADY SMITH TROXELL
                                     BARRETT ROCKETT HINES & MONE LLP
                                             551 Fifth Avenue
                                            New York, NY  10176

                                            Tel: (212) 818-1110
                                            Fax: (212) 818-0494



                                                                January 30, 1996



Spectra Fund
75 Maiden Lane
New York, New York 10038


Ladies and Gentlemen:

         You have requested our opinion as to certain matters relating to Spectra Fund, a Massachusetts business trust (the "Trust"). We understand that the Trust and Spectra Fund, Inc., a closed-end management investment company organized as a Massachusetts business corporation (the "Predecessor Fund"), have entered into an Agreement and Plan of Reorganization and Liquidation dated as of November 29, 1995 (the "Reorganization Agreement") under which the Trust is to acquire the assets, subject to liabilities, of the Predecessor Fund in exchange for shares of beneficial interest, $.001 par value, of the Trust ("Shares"), and that, as successor to the Predecessor Fund, the Trust has filed with the Securities and Exchange Commission a registration statement on Form N-1A (i) registering an indefinite number of Shares under the Securities Act of 1933, as amended (the "Securities Act") (Registration No. 33-98102) and (ii) constituting Amendment No. 11 to the registration statement heretofore filed by the Predecessor Fund under the Investment Company Act of 1940, as amended (the
"Investment Company Act") (Registration No. 811-1743) (collectively, the "Registration Statement"), has subsequently filed an amendment to the Registration Statement, and is about to file a further amendment to the Registration Statement (the "Amendment") constituting Pre- Effective Amendment No. 2 under the Securities Act and Amendment No. 13 under the Investment Company Act.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Trust, certificates of

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Spectra Fund
January 30, 1996
Page 2



public officials and of Trustees and officers of the Trust, and other documents and instruments as we have deemed necessary for the purpose of the opinion expressed herein. We have assumed without independent verification the genuineness of the signatures on, and the authenticity of, all documents furnished to us and the conformity to the original documents of all documents submitted to us as copies.

         Upon the basis of and subject to the foregoing, and in reliance upon such other matters as we deem relevant under the circumstances, it is our opinion that the Shares which the Trust is to issue to the Predecessor Fund pursuant to the Reorganization Agreement, when issued in accordance with the provisions thereof, and the Shares to be offered pursuant to the Amendment, when issued and sold as contemplated thereby, will have been legally issued, fully paid and, to the extent set forth in the Amendment, nonassessable by the Trust.

         This letter is furnished to you at your request, is intended solely for your use for the purpose of completing the filing of the Amendment with the Securities and Exchange Commission, and may not be used for any other purpose, or furnished to or relied upon by any other persons, without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment.

                                            Very truly yours,

                                            HOLLYER BRADY SMITH TROXELL
                                            BARRETT ROCKETT HINES & MONE LLP



                                            By: /s/ Robert I. Jones
                                               --------------------



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